EXHIBIT 10.7

                        NON-COMPETITION, NON-SOLICITATION
                          AND CONFIDENTIALITY AGREEMENT

                 THIS AGREEMENT is made this ____ day of __________, 1998, by and between MEDE AMERICA CORPORATION (the "Company") and _________________ ("Employee").

                 In consideration of the employment of the Employee and the salary and other remuneration and benefits paid by the Company to the Employee while employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree:

                               1. NON-COMPETITION

                 (a) The Employee agrees that the Company is engaged in the highly-competitive business of providing Healthcare Electronic Data Interchange ("EDI") services. The Employee agrees that due to the Employee's unique position with the Company, which encompasses, among other things, strategic planning, business development, promotion of shareholder interests, maintenance of positive investor relations, and the supervision of personnel related to these functions, engaging in any business which is directly or indirectly competitive with the Company will cause the Company great and irreparable harm.

                 (b) The Employee agrees that the Employee's work for the Company has brought and will continue to bring the Employee into close contact with many of the Company's customers, trade secrets and confidential and proprietary information. The Employee further agrees that the covenants contained in paragraph 1(d) of this Agreement are reasonable and necessary to protect the Company's legitimate business interests in its customer relationships, trade secrets and proprietary and confidential information

                 (c) The Employee agrees that while employed by the Company, the Employee will faithfully devote the Employee's best efforts and entire time to advance the interests of the Company and will not directly or indirectly, on the Employee's own behalf or another's behalf, engage in any manner in any business relating to the provision of Healthcare EDI services, other than as an employee of the Company.

                 (d) The Employee agrees that for twelve (12) months after the cessation of the Employee's employment with the Company, the Employee shall not, directly or indirectly, on the Employee's own behalf or another's behalf, engage in or perform, strategic planning, business development, promotion of shareholder interests, maintenance of positive investor relations, and the supervision of personnel related to these functions in a Healthcare EDI organization, anywhere within the United States. The provisions of this subparagraph apply, but are not limited to, the performance of the above-described services for Envoy/NEIC, Inc. as an employee, officer, director, partner or consultant.

                        2. NON-S0LICITATION OF CUSTOMERS

                 (a) The Employee agrees that while employed by the Company, the Employee has had and will continue to have contact with and become aware of the Company's customers and the representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers. The Employee further agrees that loss of such customers will cause the Company great and irreparable harm.

                 (b) The Employee agrees that, for twelve (12) months after the cessation of employment, the Employee will not directly or indirectly solicit, contact, call upon, communicate with or attempt to communicate with any customer, former customer or prospective customer of the Company for the purpose of providing Healthcare EDI services. This restriction shall apply only to any customer, former customer or prospective customer of the Company with whom the Employee had contact during the Employee's employment with the Company. For the purposes of this paragraph, "contact" means interaction between the Employee and the customer, former customer or prospective customer which takes place to initiate, develop or further the business relationship, or performing services for the customer, former customer or prospective customer on behalf of the Company.

                        3. NON-SOLICITATION OF EMPLOYEES

                 The Employee agrees that, for as long as the Employee is employed by the Company and for twelve (12) months after the cessation of the Employee's employment, the Employee will not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employee of the

Company with whom the Employee had contact during the Employee's employment with the Company. For the purposes of this paragraph, "contact" means any interaction whatsoever between the Employee and the other employee.

                  4. TRADE SECRETS AND CONFIDENTIAL INFORMATION

                 (a) The Company's involvement in the business of Healthcare EDI services has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill and time, the Company has developed and will continue to develop certain valuable trade secrets and confidential information that are peculiar to the Company's business, the disclosure of which would cause the Company great and irreparable harm.

                 (b) The term "Trade Secrets" means any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to the Company's competitors. To the fullest extent consistent with the foregoing and otherwise lawful, Trade Secrets shall include, without limitation, information and documentation pertaining to the design, specifications, capacity, testing, installation, implementation and customizing techniques and procedures concerning the Company's present and future products and services.

                 (c) The term "Confidential Information" means any data or information and documentation, other than Trade Secrets, which is valuable to the Company and not generally known to the public, including, but not limited to:

                      i. Financial information, earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to the Company generally or to particular products, services, geographic areas or time periods;

                      ii. Supply and service information, including, but not limited to, information concerning the goods and services utilized or purchased by the Company, the names and addresses of suppliers, terms of supplier service contracts or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to the Company the details of which are not generally known;

                      iii. Marketing information, including, but not limited to, details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, marketing forecasts, results of marketing efforts or information about impending transactions;

                      iv. Personnel information, including, but not limited to, employees' compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance or other employee information; and,

                      v. Customer information, including, but not limited to, any compilations of past, existing or prospective customers or customer representatives, customer proposals or agreements between customers and the Company, status of customer accounts or credit, customer preferences or related information about actual or prospective customers.

                           5. NON-DISCLOSURE OF TRADE SECRETS

                              AND CONFIDENTIAL INFORMATION

                  The Employee agrees, except as specifically required in the performance of the Employee's duties for the Company, that the Employee will not, during the course of employment by the Company and for so long thereafter as the pertinent information or documentation remain Trade Secrets, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secrets. The Employee further agrees, except as specifically required in the performance of the Employee's duties for the Company, that the Employee will not, during the course of employment by the Company and for twelve (12) months after the cessation of that employment, disclose or disseminate to any other person, organization or entity or otherwise employ any Confidential Information. The obligations set forth herein shall not apply to any Trade Secrets or Confidential Information which shall have become generally known to competitors of the Company through no act or omission of the Employee.

                              6. RETURN OF PROPERTY

                  The Employee agrees to deliver to the Company upon the cessation of employment, and at any other time upon the Company's request, (i) all memoranda, notes, records, computer programs, computer files, computer equipment, drawings or other documentation, whether made or compiled by the Employee alone or with others or made available to the Employee while employed by the Company, pertaining to Trade Secrets, Confidential Information, and (ii) all Trade Secrets, Confidential Information of the Company in the Employee's possession.

                               9. WAIVER OF BREACH

                  The Company's waiver of a breach of any provision of this Agreement by the Employee does not waive any subsequent breach by the Employee, nor does the Company's failure to take action against any other employee for similar breaches operate as a waiver by the Company of a breach.

                                11. SEVERABILITY

                  If any provision in this Agreement is determined to be in violation of any law, rule or regulation or otherwise enforceable, such determination shall not affect the validity of any other provision of this Agreement, but such other provisions shall remain in full force and effect. Each provision, paragraph and subparagraph of this Agreement is severable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

                                 12. SUCCESSORS

                  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Employee, the Employee's heirs, executors and administrators.

                              13. INJUNCTIVE RELIEF

                  The Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company will suffer irreparable injury for which there is no adequate remedy at law, and the Company will therefore be entitled to injunctive relief from the courts enjoining said breach or threatened breach pending arbitration, as provided in paragraph 14 of this Agreement. The Employee further acknowledges that the Company also shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

                      16. ENTIRE AGREEMENT AND MODIFICATION

                 This Agreement supersedes any and all prior understandings and agreements between the parties concerning restrictions on competition, solicitation of customers and employees and confidentiality. This Agreement may not be altered or amended except in conformity with Paragraphs 10 and 11, above, or in writing, signed by the Employee and a representative of the Company with actual authority to effect such alteration or amendment.

                                17. CHOICE OF LAW

                  The parties agree that this Agreement is to be governed by and construed under New York law, without regard to the conflicts or choice of law provisions of New York.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above mentioned.

MEDE AMERICA CORPORATION



By:
   -----------------------------               ---------------------------------
         [MedE Representative]                      Employee


                                               ---------------------------------
                                                    Witness